UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2006

EDEN ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-31503

(Commission File Number)

98-0199981

(IRS Employer Identification No.)

Suite 1925 – 200 Burrard Street, Vancouver , British Columbia V6C 3L6 Canada

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 604.693.0179

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective January 24, 2006, we entered into a joint participation agreement with Chamberlain Exploration Development and Research Stratigraphic Corporation, dba Cedar Strat Corporation. Cedar Strat Corporation provided their acceptance to the joint participation agreement on February 16, 2006. Pursuant to the joint participation agreement we have agreed to participate in Cedar Strat’s play included within the geographical boundaries of a confidential area.

We agreed to pay Cedar Strat US$750,000 as a prospect fee. We have also agreed to accept responsibility for acquiring and funding BLM leases and private fee leases, if applicable, in order to facilitate the exploration efforts. We will assume the obligation to pay the annual rental on such leases.

Item 9.01 Financial Statements and Exhibits

10.1        Joint Participation Agreement dated January 24, 2006 with Chamberlain Exploration Development and Research Statigraphic Corporation, dba Cedar Strat Corporation*

*Certain parts of this document have not been disclosed and have been filed separately with the Secretary, Securities and Exchange Commission, and is subject to a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN ENERGY CORP.

/s/ Donald Sharpe

Donald Sharpe, President

Date: February 21, 2006